Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-264536) on Form S-8 and (No. 333-255195) on Form F-3 of our report dated April 12, 2023, with respect to the consolidated financial statements of ATA Creativity Global.

/s/ KPMG Huazhen LLP
Beijing, China
April 12, 2023